UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006 (February 6, 2006)

GLENBOROUGH REALTY TRUST INCORPORATED

(Exact name of Registrant as Specified in Charter)

Maryland	001-14162	94-3211970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Ste. 1100, San Mateo, California 94402

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 343-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2006, Glenborough Realty Trust Incorporated (the “Company”) entered into amendments to the Company’s employment agreements with each of the following executives: Andrew Batinovich, Michael Steele, and Sandra Boyle. The amendments were made to conform the foregoing agreements to the provisions of Section 409A of Internal Revenue Code, enacted through the American Jobs Creation Act of 2004, and no other substantive amendments were made.

The foregoing description of the amendments to the employment contracts with Andrew Batinovich, Michael Steele and Sandra Boyle does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendments. Copies of such amendments are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	First Amendment to Executive Employment Agreement dated February 6, 2006 with Andrew Batinovich.

10.2	First Amendment to Executive Employment Agreement dated February 6, 2006 with Michael Steele.

10.3	First Amendment to Executive Employment Agreement dated February 6, 2006 with Sandra Boyle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLENBOROUGH REALTY TRUST INCORPORATED

Date: February 7, 2006	By:	/s/ Brian S. Peay
Brian S. Peay
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Executive Employment Agreement dated February 6, 2006 with Andrew Batinovich.

10.2	First Amendment to Executive Employment Agreement dated February 6, 2006 with Michael Steele.

10.3	First Amendment to Executive Employment Agreement dated February 6, 2006 with Sandra Boyle.